EXHIBIT 99.1

For Immediate Release

For more information, contact:
James J. Burke
Standard Motor Products, Inc.
(718) 392-0200

Jennifer Tio
Maximum Marketing Services, Inc.
(312) 226-4111 x2449
Jennifer.tio@maxmarketing.com

Standard Motor Products, Inc. Announces
Fourth Quarter 2011 Results

New York, NY, March 6, 2012......Standard Motor Products, Inc. (NYSE: SMP), an automotive replacement parts manufacturer and distributor, reported today its consolidated financial results for the three months and for the year ended December 31, 2011.

Consolidated net sales for the fourth quarter of 2011 were $174.2 million, compared to consolidated net sales of $173 million during the comparable quarter in 2010.  Earnings from continuing operations for the fourth quarter of 2011 were $29.5 million or $1.29 per diluted share, compared to $2.7 million or 12 cents per diluted share in the fourth quarter of 2010. Included in our fourth quarter 2011 (and year-end) results is a non-recurring, non-cash benefit in our tax provision of $24.3 million, primarily related to the reversal of a significant portion of our U.S. deferred tax valuation allowance and other tax adjustments. Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and Non-GAAP measures, earnings from continuing operations for the fourth quarter of 2011 were $3.9 million or 17 cents, compared to $2.6 million or 11 cents per diluted share in the fourth quarter of 2010.

37-18 Northern Blvd., Long Island City, NY  11101
(718) 392-0200
www.smpcorp.com

Consolidated net sales for 2011 were $874.6 million, compared to consolidated net sales of $810.9 million in 2010.  Earnings from continuing operations for 2011 were $64.3 million or $2.78 per diluted share, compared to $24.7 million or $1.09 per diluted share in 2010.  Excluding non-operational gains and losses identified on the attached reconciliation of GAAP and Non-GAAP measures, earnings from continuing operations for 2011 and 2010 were $36.1 million or $1.57 per diluted share and $24.2 million or $1.07 per diluted share, respectively.

Commenting on the results, Mr. Lawrence I. Sills, Standard Motor Products’ Chairman and Chief Executive Officer, stated, “We are gratified by our results in 2011 as we set new Company records for both sales and profit. Our 8% sales increase and in excess of 45% operating earnings per share increase were aided by positive industry trends, but much of the success came from the skill and efforts of our people. These are some of the highlights:

─Gross margin increased from 25.6% to 26.2%, as we achieved manufacturing and purchase cost reductions.

─We made two excellent acquisitions. In April 2011 we acquired the Engine Controls business of BLD Products, Ltd., a basic manufacturer of critical Engine Management components.  In October 2011 we acquired Forecast Trading Corp., the leading provider of economy line Engine Management products. Both of these acquisitions are fully integrated, will be accretive to earnings in 2012, and will be a key part of our future.

─Our cash flow from operations of $75 million enabled us to acquire these two companies for a combined cost of $71 million, with a minimal increase in total debt, while maintaining a healthy 1:1 Debt:EBITDA ratio.

“Looking ahead into 2012, we believe that our first quarter sales will be flat to slightly below our 2011 first quarter. Last year, if you recall, we were ahead 23% at the end of the first quarter, the result of significant pipeline orders in both Engine Management and Temperature Control. Our customers reduced these inventories during the balance of 2011, and we ended the year with an overall 8% sales increase. In 2012 we are seeing a return to historic patterns, with smaller early season pipeline orders, and this will affect the first quarter comparisons.

“In addition, one of our major accounts has begun buying certain air conditioning parts direct from China. We estimate the 2012 full year sales impact could be $15 to $20 million. However, this is partially offset by new Engine Management business, which will begin in the second quarter, at an annualized rate of $8 to $10 million.

“On balance, we are optimistic heading into 2012. The positive industry demographics will continue (though, in the near term, these may be inhibited by the rise in gasoline prices). Our customers continue to report sales increases in our product lines. We continue to strive for cost improvement in all areas. Finally, we will have the full year benefit of our two acquisitions.”

Standard Motor Products, Inc. will hold a conference call at 11:00 AM, Eastern Time, on Tuesday, March 6, 2012.  The dial in number is 800-895-0198 (domestic) or 785-424-1053 (international). The playback number is 800-723-0528 (domestic) or 402-220-2654 (international). The conference ID # is STANDARD.

Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Standard Motor Products cautions investors that any forward-looking statements made by the company, including those that may be made in this press release, are based on management’s expectations at the time they are made, but they are subject to risks and uncertainties that may cause actual results, events or performance to differ materially from those contemplated by such forward looking statements. Among the factors that could cause actual results, events or performance to differ materially from those risks and uncertainties discussed in this press release are those detailed from time-to-time in prior press releases and in the company’s filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K and quarterly reports on Form 10-Q.  By making these forward-looking statements, Standard Motor Products undertakes no obligation or intention to update these statements after the date of this release.

###

STANDARD MOTOR PRODUCTS, INC.
Consolidated Statements of Operations

(In thousands, except share and per share data)

	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
NET SALES	$174,170	$172,971	$874,625	$810,910

COST OF SALES	125,836	127,586	645,478	603,304

GROSS PROFIT	48,334	45,385	229,147	207,606

SELLING, GENERAL & ADMINISTRATIVE EXPENSES	41,509	38,974	163,845	159,433
RESTRUCTURING AND INTEGRATION EXPENSES	601	72	1,344	3,502
OTHER INCOME, NET	152	170	941	2,122

OPERATING INCOME	6,376	6,509	64,899	46,793

OTHER NON-OPERATING INCOME (EXPENSE), NET	2,697	(55)	3,370	425

INTEREST EXPENSE	662	1,417	3,821	7,127

EARNINGS FROM CONTINUING OPERATIONS BEFORE TAXES	8,411	5,037	64,448	40,091

PROVISION FOR (BENEFIT FROM) INCOME TAXES	(21,112)	2,362	121	15,391

EARNINGS FROM CONTINUING OPERATIONS	29,523	2,675	64,327	24,700

LOSS FROM DISCONTINUED OPERATION, NET OF INCOME TAXES	(212)	(431)	(1,926)	(2,740)

NET EARNINGS	$29,311	$2,244	$62,401	$21,960

NET EARNINGS PER COMMON SHARE:

BASIC EARNINGS FROM CONTINUING OPERATIONS	$1.30	$0.12	$2.82	$1.10
DISCONTINUED OPERATION	(0.01)	(0.02)	(0.08)	(0.13)
NET EARNINGS PER COMMON SHARE - BASIC	$1.29	$0.10	$2.74	$0.97

DILUTED EARNINGS FROM CONTINUING OPERATIONS	$1.29	$0.12	$2.78	$1.09
DISCONTINUED OPERATION	(0.01)	(0.02)	(0.08)	(0.12)
NET EARNINGS PER COMMON SHARE - DILUTED	$1.28	$0.10	$2.70	$0.97

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	22,740,466	22,642,171	22,794,606	22,556,858
WEIGHTED AVERAGE NUMBER OF COMMON AND DILUTIVE SHARES	22,973,859	22,741,686	23,228,345	22,634,062

STANDARD MOTOR PRODUCTS, INC.
Reconciliation of GAAP and Non-GAAP Measures

(In thousands, except per share amounts)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	DECEMBER 31,		DECEMBER 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
EARNINGS FROM CONTINUING OPERATIONS
GAAP EARNINGS FROM CONTINUING OPERATIONS	$29,523	$2,675	$64,327	$24,700

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	361	43	806	2,101
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	47
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	(2,188)	-
GAIN FROM SALE OF JOINT VENTURE (NET OF TAX)	(1,485)	-	(1,485)	-
NONRECURRING INCOME TAX ADJUSTMENTS, INCLUDING VALUATION ALLOWANCE REVERSAL	(24,301)	-	(24,755)	(1,084)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(157)	(157)	(629)	(1,588)
NON-GAAP EARNINGS FROM CONTINUING OPERATIONS	$3,941	$2,561	$36,076	$24,176

DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS
GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$1.29	$0.12	$2.78	$1.09

RESTRUCTURING AND INTEGRATION EXPENSES (NET OF TAX)	0.02	-	0.04	0.09
LOSS FROM EUROPE DIVESTITURE (NET OF TAX)	-	-	-	-
POSTRETIREMENT CURTAILMENT GAIN (NET OF TAX)	-	-	(0.09)	-
GAIN FROM SALE OF JOINT VENTURE (NET OF TAX)	(0.07)	-	(0.06)	-
NONRECURRING INCOME TAX ADJUSTMENTS, INCLUDING VALUATION ALLOWANCE REVERSAL	(1.06)	-	(1.07)	(0.04)
GAIN FROM SALE OF BUILDINGS (NET OF TAX)	(0.01)	(0.01)	(0.03)	(0.07)

NON-GAAP DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS	$0.17	$0.11	$1.57	$1.07

MANAGEMENT BELIEVES THAT EARNINGS FROM CONTINUING OPERATIONS  AND DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS BEFORE SPECIAL ITEMS, WHICH ARE NON-GAAP MEASUREMENTS, ARE MEANINGFUL TO INVESTORS BECAUSE THEY PROVIDE A VIEW OF THE COMPANY WITH RESPECT TO ONGOING OPERATING RESULTS. SPECIAL ITEMS REPRESENT SIGNIFICANT CHARGES OR CREDITS THAT ARE IMPORTANT TO AN UNDERSTANDING OF THE COMPANY'S OVERALL OPERATING RESULTS IN THE PERIODS PRESENTED. SUCH NON-GAAP MEASUREMENTS ARE NOT RECOGNIZED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND SHOULD NOT BE VIEWED AS AN ALTERNATIVE TO GAAP MEASURES OF PERFORMANCE.

STANDARD MOTOR PRODUCTS, INC.
Condensed Consolidated Balance Sheets

(In thousands)

	December 31,	December 31,
	2011	2010
	(Unaudited)

ASSETS

CASH	$10,871	$12,135

ACCOUNTS RECEIVABLE, GROSS	110,824	111,765
ALLOWANCE FOR DOUBTFUL ACCOUNTS	6,709	6,779
ACCOUNTS RECEIVABLE, NET	104,115	104,986

INVENTORIES	248,097	241,158
ASSETS HELD FOR SALE	216	216
OTHER CURRENT ASSETS	37,688	26,211

TOTAL CURRENT ASSETS	400,987	384,706

PROPERTY, PLANT AND EQUIPMENT, NET	64,039	60,666
GOODWILL AND OTHER INTANGIBLES, NET	57,842	12,487
OTHER ASSETS	27,854	34,942

TOTAL ASSETS	$550,722	$492,801

LIABILITIES AND STOCKHOLDERS' EQUITY

NOTES PAYABLE	$73,000	$52,887
CURRENT PORTION OF LONG TERM DEBT	109	12,402
ACCOUNTS PAYABLE	50,880	49,919
ACCRUED CUSTOMER RETURNS	25,074	23,207
OTHER CURRENT LIABILITIES	79,818	76,416

TOTAL CURRENT LIABILITIES	228,881	214,831

LONG-TERM DEBT	190	307
ACCRUED ASBESTOS LIABILITIES	26,141	24,792
OTHER LIABILITIES	23,557	42,988

TOTAL LIABILITIES	278,769	282,918

TOTAL STOCKHOLDERS' EQUITY	271,953	209,883

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$550,722	$492,801

STANDARD MOTOR PRODUCTS, INC.
Segment Revenues and Operating Profit

(In thousands)

	THREE MONTHS ENDED				TWELVE MONTHS ENDED
	December 31,				December 31,
	2011		2010		2011		2010
Revenues	(unaudited)				(unaudited)
Engine Management	$139,368		$133,844		$628,673		$577,333
Temperature Control	31,781		36,372		233,723		222,086
All Other	3,021		2,755		12,229		11,491
	$174,170		$172,971		$874,625		$810,910
Gross Margin
Engine Management	$37,080	26.6%	$33,683	25.2%	$160,930	25.6%	$144,090	25.0%
Temperature Control	7,579	23.8%	8,176	22.5%	54,848	23.5%	51,293	23.1%
All Other	3,675		3,526		13,369		12,223
	$48,334	27.8%	$45,385	26.2%	$229,147	26.2%	$207,606	25.6%

Selling, General & Administrative
Engine Management	$26,974	19.4%	$24,808	18.5%	$103,457	16.5%	$99,713	17.3%
Temperature Control	7,588	23.9%	7,916	21.8%	36,910	15.8%	36,625	16.5%
All Other	6,947		6,250		23,478		23,095
	$41,509	23.8%	$38,974	22.5%	$163,845	18.7%	$159,433	19.7%

Operating Profit
Engine Management	$10,106	7.3%	$8,875	6.6%	$57,473	9.1%	$44,377	7.7%
Temperature Control	(9)	0.0%	260	0.7%	17,938	7.7%	14,668	6.6%
All Other	(3,272)		(2,724)		(10,109)		(10,872)
	6,825	3.9%	6,411	3.7%	65,302	7.5%	48,173	5.9%
Restructuring & Integration	(601)	-0.3%	(72)	0.0%	(1,344)	-0.2%	(3,502)	-0.4%
Other Income, Net	152	0.1%	170	0.1%	941	0.1%	2,122	0.3%
	$6,376	3.7%	$6,509	3.8%	$64,899	7.4%	$46,793	5.8%